Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

CANTON, Ohio – July 27, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced its second quarter financial results. Net income for the second quarter of 2004 was $3.1 million, or $0.14 per diluted share. This compares with net income of $6.8 million, or $0.30 per diluted share, for the second quarter of 2003, and net income of $2.4 million, or $0.11 per diluted share for the first quarter of 2004. During the second quarter, Unizan recognized salary expense of $1.4 million pre-tax, or $928 thousand after-tax, in relation to the exercise of certain stock options and an additional expense of $823 thousand pre-tax, or $577 thousand after-tax, for merger-related professional fees and severance accrual. The salary charge and merger-related expenses impacted net income by $0.07 per diluted share for the second quarter of 2004.

Net income for the six months ended June 30, 2004 was $5.5 million or $0.25 per diluted share compared to $13.8 million or $0.62 per diluted share for the same period in 2003. During 2004, Unizan recognized salary expense of $5.1 million pre-tax, or $3.3 million after-tax, in relation to the exercise of certain stock options and an additional expense of $2.0 million pre-tax, or $1.5 million after-tax, for merger-related professional fees and severance accrual. The salary charge and merger-related expenses impacted net income by $0.22 per diluted share for the first six months of 2004.

On January 27, 2004, Huntington Bancshares Incorporated (NASDAQ: HBAN) and Canton, Ohio-based Unizan Financial Corp. announced the signing of a definitive agreement to merge the two organizations. Unizan shareholders approved the merger on May 25, 2004. As reported on June 16, 2004, the Federal Reserve Board has informed Huntington that it has extended its review period to coordinate further with the staff of the Securities and Exchange Commission regarding the SEC’s ongoing formal investigation of Huntington and to complete its review of the Community Reinvestment Act aspects of the merger. Huntington and Unizan are ready to close the merger, subject to the receipt of all necessary regulatory approvals.

Net interest income - Net interest income was $18.7 million for the three months ended June 30, 2004, down 0.6% from the previous quarter and down 6.7% from the same quarter last year. The net interest margin was 3.09% for the second quarter of 2004 compared to 3.08% for the first quarter of 2004 and 3.19% for the second quarter of 2003.

Provision for loan losses – The provision for loan losses was $3.0 million for the three months ended June 30, 2004, compared to $1.0 million in both the previous quarter and in the second quarter of 2003. This increase was mainly due to an increase in net charge-offs for the three months ended June 30, 2004 to $2.6 million compared to $1.0 million for the first quarter of 2004 and $1.4 million for the same period in 2003. The increase in net charge-offs was attributed to an increase in commercial, commercial real estate and aircraft charge-offs. The charge-offs within aircraft were isolated to two borrowers and $550 thousand of the charge-offs within commercial real estate were related to a single borrower.

Other income - Other income, excluding net securities gains, was $7.0 million for the second quarter of 2004 compared with $7.2 million for the same period in 2003 and $6.9 million for the first quarter of 2004.

Customer service fees, representing service charges on deposits and fees for other banking services increased by $140 thousand, or 8.2%, from the second quarter of 2003 and increased by $4 thousand, or 0.2%, from the first quarter of 2004. The increase from the second quarter of 2003 was mainly attributed to increased activity and charges within demand deposit accounts.

Gains on sales of loans totaled $686 thousand, compared with $2.2 million in the second quarter of 2003 and $1.2 million in the first quarter of 2004. During the second quarter of 2004, gains from the sale of the guaranteed portion of its Small Business Administration (SBA) and other government guaranteed loans were $480 thousand, compared with $791 thousand of gains in the second quarter of 2003 and $797 thousand of gains in the first quarter of 2004. Second quarter 2004 gains from the sale of the guaranteed portion of SBA loans was impacted by the temporary suspension and limitation placed on the 7(a) loan program during the first quarter of 2004.

Gains from the sale of residential mortgage loans in the second quarter of 2004 were $206 thousand compared with $1.4 million of gains recognized in the second quarter of 2003 and $448 thousand of gains in the first quarter of 2004. With the recent rise in rates, fees associated with the mortgage related business have declined as refinancing activity slowed.

Net security gains in the second quarter of 2004 were $181 thousand compared to $71 thousand in the prior quarter and $454 thousand in the second quarter of 2003. The gains in the first and second quarter of 2004 related to the sale of the Company’s $40 million trust preferred securities portfolio in order to reduce its credit exposure.

Other expense - Other expense was $18.5 million for the three months ended June 30, 2004, down 13.4% from the previous quarter and up 10.3% from the same quarter last year. The principal reason for the increase in other expense compared to the second quarter last year was the recognition of $1.4 million in salary expense related to the settlement of options in cash or with shares held less than six months and due to the recognition of $823 thousand of expense for merger-related professional fees and severance accrual.

Provision for income taxes - The effective tax rate for the three months ended June 30, 2004 was 28.4% compared to 28.9% in the previous quarter and 31.2% in the same quarter last year.

Balance sheet - Total assets at June 30, 2004 were relatively stable at $2.7 billion compared to the same period last year and first quarter 2004. Assets declined a modest 3.1% compared to the prior quarter and 2.8% compared to the prior year. Compared to the prior year, securities declined by 19.4% while loans increased by 1.6%. For the period of June 30, 2003 to June 30, 2004, commercial real estate, residential real estate and consumer loans showed modest increases that were partially offset by declines in commercial and aircraft loans. For the period of March 31, 2004 to June 30, 2004, total loans declined by 2.1% on an annualized basis. The decline in the second quarter of 2004 was in commercial real estate, residential real estate and aircraft loans which were partially offset by increases in commercial and consumer loans. The decline in aircraft was mainly due to the announcement that following the close of the merger the origination of aircraft loans will be discontinued. No new originations of aircraft loans are expected.

Total deposits decreased by 9.6% compared to the prior year. From June 30, 2003 to June 30, 2004, interest bearing demand deposits declined by 19.4%, savings deposits, including money market accounts, declined by 4.4% and certificate of deposits declined by 12.7% while non-interest bearing deposits increased 7.5%. During the first half of 2003, the Bank executed a deposit gathering strategy utilizing introductory rates within the interest bearing demand and money market deposit products. A portion of the funds gathered were rate sensitive and have shifted to other higher yielding alternatives. Also, the decline in certificate of deposits is consistent with management’s overall strategy to change the deposit mix.

Asset quality - Non-performing loans to total loans increased to 1.42% at June 30, 2004 from 1.21% at June 30, 2003 and declined from 1.45% at March 31, 2004. Non-performing loans at June 30, 2004 were $27.8 million compared to $23.4 million at June 30, 2003 and $28.6 million at March 31, 2004.

Non-performing loans, excluding the portion of the loans guaranteed by the government, at June 30, 2004 were $21.7 million compared to $17.2 million at June 30, 2003 and $21.7 million at March 31, 2004. The 18.6% increase in non-performing loans from June 30, 2003 was mainly due to a $2.0 million increase in non-performing commercial real estate loans and a $1.7 million increase in non-performing commercial loans. The 3.0% decrease from March 31, 2004 was due primarily to a $1.7 million decrease in non-performing aircraft loans and a $1.4 million decrease in non-performing SBA guaranteed loans. These declines were partially offset by an increase of $1.9 million in commercial loans and a $850 thousand increase in non-performing residential real estate loans.

About Unizan

Unizan Financial Corp., a $2.7 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 43 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

About Huntington

Huntington Bancshares Incorporated is a $31 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of nearly 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	06/30/04	03/31/04	12/31/03	9/30/03	6/30/03
ASSETS
Federal funds sold and interest bearing deposits with banks	$5,446	$5,080	$1,942	$4,517	$2,600
Securities, net	408,021	487,316	474,636	489,758	506,245
Federal Home Loan Bank stock, at cost	35,410	35,061	34,716	34,369	34,026
Loans originated and held for sale	2,118	4,744	2,679	8,138	17,364
Loans:
Commercial, financial and agricultural	269,219	258,677	261,167	272,129	277,642
Aircraft	126,824	134,889	133,277	136,388	135,255
Commercial real estate	646,900	662,289	658,699	634,344	625,003
Residential real estate	446,738	449,057	450,398	425,030	439,862
Consumer	469,236	464,323	464,943	465,324	450,950

Total Loans less unearned income	1,958,917	1,969,235	1,968,484	1,933,215	1,928,712
Less allowance for loan losses	24,922	24,611	24,611	24,612	24,917

Net loans	1,933,995	1,944,624	1,943,873	1,908,603	1,903,795

Total earning assets	2,409,912	2,501,436	2,482,457	2,469,997	2,488,947

Cash and cash equivalents	81,111	71,924	56,558	86,869	75,522
Premises and equipment, net	23,891	24,641	25,353	26,049	26,747
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	17,025	17,836	18,661	19,500	20,344
Accrued interest receivable and other assets	77,546	77,987	76,860	76,402	75,575

Total Assets	$2,676,534	$2,761,184	$2,727,249	$2,746,176	$2,754,189

LIABILITIES
Deposits:
Non-interest bearing deposits	$221,027	$214,844	$206,501	$211,404	$205,674
Demand - interest bearing	242,709	257,012	276,037	282,391	301,009
Savings	494,598	531,437	531,134	522,703	517,154
Certificates and other time deposits	908,903	942,850	962,120	993,797	1,041,413

Total deposits	1,867,237	1,946,143	1,975,792	2,010,295	2,065,250

Total borrowings	483,485	483,093	421,885	406,436	363,646
Accrued taxes, expenses and other liabilities	23,786	25,262	26,749	26,920	26,098

Total Liabilities	2,374,508	2,454,498	2,424,426	2,443,651	2,454,994

SHAREHOLDERS’ EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	223,200	228,806	223,613	223,863	221,509
Retained earnings	74,654	74,461	74,993	75,355	71,471
Stock held by deferred compensation plan, 119,274; 118,616; 118,616; 115,808 and 113,126 shares at cost, respectively	(2,039)	(2,016)	(2,016)	(1,966)	(1,857)
Treasury stock, 327,256; 368,389; 440,276; 474,665 and 495,714 shares at cost, respectively	(9,282)	(14,392)	(11,515)	(12,126)	(10,052)
Accumulated other comprehensive loss	(6,630)	(2,296)	(4,375)	(4,724)	(3,999)

Total Shareholders’ Equity	302,026	306,686	302,823	302,525	299,195

Total Liabilities and Shareholders’ Equity	$2,676,534	$2,761,184	$2,727,249	$2,746,176	$2,754,189

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Three months ended
	06/30/04	03/31/04	12/31/03	9/30/03	6/30/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$13	$8	$8	$11	$145
Interest and dividends on securities	4,269	4,597	4,127	4,290	6,394
Interest and fees on loans and loans held for sale	27,573	27,674	28,401	28,238	29,906

Total interest income	31,855	32,279	32,536	32,539	36,445

Interest expense:
Interest on deposits	8,816	9,150	9,764	10,576	11,621
Interest on borrowings	4,366	4,337	4,164	5,148	4,807

Total interest expense	13,182	13,487	13,928	15,724	16,428

Net interest income	18,673	18,792	18,608	16,815	20,017
Provision for loan losses	2,950	1,000	1,492	1,026	1,046

Net interest income after provision for loan losses	15,723	17,792	17,116	15,789	18,971

Other income:
Trust, financial planning, brokerage and insurance sales	2,050	1,953	1,691	1,695	2,101
Customer service fees	1,848	1,844	2,107	1,996	1,708
Gains on sale of loans	686	1,245	993	1,796	2,206
Security gains/(losses), net	181	71	(502)	1,821	454
Other operating income	2,419	1,901	1,834	2,535	1,215

Total other income	7,184	7,014	6,123	9,843	7,684

Other expense:
Salaries, wages, pension and benefits	10,494	12,774	10,659	8,146	9,482
Occupancy expense	795	867	828	844	849
Furniture and equipment expense	572	534	562	586	609
Taxes other than income taxes	610	630	504	505	525
Intangible amortization expense	811	825	839	844	846
Other operating expense	5,252	5,784	5,598	4,744	4,489

Total other expense	18,534	21,414	18,990	15,669	16,800

Income before income taxes	4,373	3,392	4,249	9,963	9,855
Provision for income taxes	1,242	980	1,685	3,121	3,074

Net Income	$3,131	$2,412	$2,564	$6,842	$6,781

Earnings per share:
Basic	$0.14	$0.11	$0.12	$0.32	$0.31
Diluted	$0.14	$0.11	$0.12	$0.31	$0.30

Dividends per share	$0.135	$0.135	$0.135	$0.135	$0.135

Weighted average number of shares:
Basic	21,771,251	21,733,289	21,656,687	21,632,719	21,615,036
Diluted	21,989,444	21,972,349	21,940,831	22,134,304	22,459,500

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Six Months Ended
	06/30/04	06/30/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$21	$154
Interest and dividends on securities	8,866	12,328
Interest and fees on loans and loans held for sale	55,247	61,303

Total interest income	64,134	73,785

Interest expense:
Interest on deposits	17,966	22,672
Interest on borrowings	8,703	9,805

Total interest expense	26,669	32,477

Net interest income	37,465	41,308
Provision for loan losses	3,950	2,315

Net interest income after provision for loan losses	33,515	38,993

Other income:
Trust, financial planning, brokerage and insurance sales	4,003	3,813
Customer service fees	3,692	3,261
Gains on sale of loans	1,931	4,336
Security gains, net	252	454
Other operating income	4,320	2,772

Total other income	14,198	14,636

Other expense:
Salaries, wages, pension and benefits	23,268	18,414
Occupancy expense	1,662	1,760
Furniture and equipment expense	1,106	1,167
Taxes other than income taxes	1,240	1,042
Intangible amortization expense	1,636	1,704
Other operating expense	11,036	9,423

Total other expense	39,948	33,510

Income before income taxes	7,765	20,119
Provision for income taxes	2,222	6,302

Net Income	$5,543	$13,817

Earnings per share:
Basic	$0.25	$0.64
Diluted	$0.25	$0.62

Dividends per share	$0.27	$0.27

Weighted average number of shares:
Basic	21,752,270	21,722,609
Diluted	21,980,896	22,374,572

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	2004 2nd Qtr	2004 1st Qtr	2003 4th Qtr	2003 3rd Qtr	2003 2nd Qtr
EARNINGS
Net Interest Income FTE (1)	$18,959	19,061	18,909	17,103	20,305
Provision for loan losses	2,950	1,000	1,492	1,026	1,046
Other income	7,003	6,943	6,625	8,022	7,230
Security gains/(losses), net	181	71	(502)	1,821	454
Other expenses	18,534	21,414	18,990	15,669	16,800
FTE adjustment (1)	286	269	301	288	288
Net income	$3,131	2,412	2,564	6,842	6,781
Net income per share - diluted	$0.14	0.11	0.12	0.31	0.30

PERFORMANCE RATIOS
Return on average assets (ROA)	0.46%	0.36%	0.38%	0.99%	0.97%
Return on average common equity (ROE)	4.12%	3.17%	3.35%	9.06%	9.00%
Tangible return on average tangible assets	0.57%	0.45%	0.48%	1.12%	1.09%
Tangible return on avg. tangible common equity	7.49%	6.05%	6.40%	15.61%	15.53%
Net interest margin FTE	3.09%	3.08%	3.04%	2.73%	3.19%
Efficiency ratio (2)	59.60%	60.52%	62.59%	54.98%	52.56%

MARKET DATA
Book value/common share	$13.86	14.10	13.97	13.97	13.83
Tangible book value/common share	8.86	9.05	8.86	8.83	8.64
Period-end common share mkt value	26.10	24.91	20.25	19.95	17.57
Market as a % of book	188.3%	176.7%	145.0%	142.8%	127.0%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	93.80%	121.68%	114.12%	43.22%	43.03%
Average basic common shares	21,771,251	21,733,289	21,656,687	21,632,719	21,615,036
Average diluted common shares	21,989,444	21,972,349	21,940,831	22,134,304	22,459,500
Period end common shares	21,795,813	21,754,680	21,682,793	21,648,404	21,627,356
Common stock market capitalization	$568,871	541,909	439,077	431,886	379,993

ASSET QUALITY
Gross charge-offs	$3,372	1,683	2,265	1,901	1,995
Net charge-offs	2,639	1,000	1,494	1,330	1,410
Delinquency Ratio	1.45%	1.67%	1.61%	1.65%	1.52%
Allowance for loan losses	$24,922	24,611	24,611	24,612	24,917
Non-accrual loans	22,173	23,152	20,566	19,888	19,526
Past due 90 days or more & accruing	5,612	5,488	5,333	5,032	3,899
Other assets owned	3,850	1,793	2,143	2,095	2,655
Nonperforming assets (NPAs)	31,635	30,433	28,042	27,015	26,080
Restructured loans	2,496	2,530	2,565	2,598	2,630
Net charge-off ratio	0.54%	0.20%	0.31%	0.27%	0.29%
Allowance/loans	1.27%	1.25%	1.25%	1.27%	1.29%
NPL to loans	1.42%	1.45%	1.32%	1.29%	1.21%
NPA to loans + other assets	1.61%	1.54%	1.42%	1.40%	1.35%
Allowance to NPLs	89.70%	85.93%	95.03%	98.76%	106.37%

AVERAGE BALANCES
Assets	$2,713,206	2,728,886	2,706,490	2,732,860	2,802,727
Deposits	1,895,935	1,954,707	1,994,244	2,039,429	2,077,406
Loans	1,964,587	1,971,090	1,947,729	1,946,693	1,958,958
Earning assets	2,469,808	2,486,312	2,466,001	2,483,198	2,553,641
Shareholders’ equity	305,902	306,128	303,902	299,681	302,065

ENDING BALANCES
Assets	$2,676,534	2,761,184	2,727,249	2,746,176	2,754,189
Deposits	1,867,237	1,946,143	1,975,792	2,010,295	2,065,250
Loans	1,958,917	1,969,235	1,968,484	1,933,215	1,928,712
Goodwill and other intangible assets	108,996	109,807	110,632	111,471	112,315
Earning assets	2,409,912	2,501,436	2,482,457	2,469,997	2,488,947
Total shareholders’ equity	302,026	306,686	302,823	302,525	299,195

(1) -	FTE defined as fully tax-equivalent
(2) -	Excludes amortization of intangibles and impairment of goodwill expenses. Second quarter 2004 excludes $1,427 pre-tax stock option expense and $823 pre-tax merger related professional fees and severance accrual. First quarter 2004 excludes $3,638 pre-tax stock option expense and $1,203 pre-tax merger related professional fees. Fourth quarter 2003 excludes $2,159 pre-tax expense related to a severance agreement. Second quarter 2003 excludes $1,232 pre-tax expense related to the termination of the defined benefit plan.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended June 30,						Six Months Ended June 30,
	2004			2003			2004			2003
(dollars in thousands)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
Interest-earning assets

Interest bearing deposits and federal funds sold	$6,070	$13	0.86%	$47,068	$145	1.24%	$5,233	$21	0.81%	$25,204	$154	1.23%
Securities	499,151	4,541	3.66	547,615	6,663	4.88	504,989	9,394	3.74	530,276	12,823	4.88
Total loans (2)	1,964,587	27,587	5.65	1,958,958	29,925	6.13	1,967,838	55,274	5.65	1,956,546	61,338	6.32

Total interest-earning assets(3)	2,469,808	32,141	5.23	2,553,641	36,733	5.77	2,478,060	64,689	5.25	2,512,026	74,315	5.97

Nonearning assets:
Cash and due from banks	59,132			60,117			58,242			59,301
Other nonearning assets	208,677			214,109			209,261			214,074
Allowance for loan losses	(24,411)			(25,140)			(24,517)			(25,210)

Total assets	$2,713,206			$2,802,727			$2,721,046			$2,760,191

Interest bearing liabilities:
Demand deposits	$246,903	$320	0.52%	$294,871	$780	1.06%	$252,599	$689	0.55%	$282,244	$1,333	0.95%
Savings deposits	504,393	1,201	0.96	512,861	1,591	1.24	518,118	2,497	0.97	469,402	2,623	1.13
Time deposits	919,995	7,295	3.19	1,075,683	9,250	3.45	937,930	14,780	3.17	1,060,125	18,716	3.56
Subordinated note (4)	20,619	504	9.83	—	—	—	20,619	1,009	9.84	—	—	—
Company obligated mandatorily redeemable trust preferred (4)	—	—	—	20,000	504	10.11	—	—	—	20,000	1,009	10.17
Other borrowings	466,646	3,862	3.33	365,709	4,303	4.72	444,820	7,694	3.48	400,533	8,796	4.43

Total interest bearing liabilities	2,158,556	13,182	2.46	2,269,124	16,428	2.90	2,174,086	26,669	2.47	2,232,304	32,477	2.93

Noninterest bearing liabilities:
Demand deposits	224,644			193,991			216,674			188,155
Other liabilities	24,104			37,547			24,271			37,694
Shareholders’ equity	305,902			302,065			306,015			302,038

Total liabilities and equity	$2,713,206			$2,802,727			$2,721,046			$2,760,191

Net interest income and interest rate spread (3)		$18,959	2.78%		$20,305	2.87%		$38,020	2.78%		$41,838	3.03%

Net interest margin (5)			3.09%			3.19%			3.09%			3.36%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	As of December 31, 2003, based on new accounting guidance issued under FASB Interpretation No. 46, the amounts previously reported as “company obligated mandatorily redeemable trust preferred” have been recaptioned “subordinated note”. The deconsolidation of the Trust increased the Company’s balance sheet by $619, the difference representing the Company’s common ownership in the Trust.
(5)	The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)

	06/30/04	03/31/04	12/31/03	9/30/03	6/30/03
Non-performing loans:
Commercial	$3,180	$1,294	$1,292	$1,348	$1,515
Commercial real estate	5,433	5,713	4,112	4,294	3,422
Government guaranteed	7,926	9,334	8,939	8,573	7,821
Aircraft	291	2,003	247	134	59
Residential real estate	9,563	8,713	9,838	8,911	9,298
Direct installment loans	45	161	37	118	68
Indirect installment loans	155	212	212	331	164
Home equity	1,192	1,210	1,222	1,211	1,078

Total non-performing loans	$27,785	$28,640	$25,899	$24,920	$23,425
Less: Government guaranteed amount	6,080	6,965	6,537	6,765	6,227

Total non-performing loans excluding government guaranteed amount	$21,705	$21,675	$19,362	$18,155	$17,198

Total non-performing loans	$27,785	$28,640	$25,899	$24,920	$23,425
Other assets owned	3,850	1,793	2,143	2,095	2,655

Total non-performing assets	$31,635	$30,433	$28,042	$27,015	$26,080
Less: Government guaranteed amount	6,816	7,541	6,969	7,314	6,789

Total non-performing assets excluding government guaranteed amount	$24,819	$22,892	$21,073	$19,701	$19,291

Restructured loans	$2,496	$2,530	$2,565	$2,598	$2,630

Ratio of:
Non-performing loans to total loans	1.42%	1.45%	1.32%	1.29%	1.21%
Non-performing assets to total assets	1.18%	1.10%	1.03%	0.98%	0.95%
Non-performing assets to total loans + other assets	1.61%	1.54%	1.42%	1.40%	1.35%
Allowance to total loans	1.27%	1.25%	1.25%	1.27%	1.29%
Allowance to non-performing loans	89.70%	85.93%	95.03%	98.76%	106.37%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.11%	1.10%	0.98%	0.94%	0.89%
Non-performing assets to total assets	0.93%	0.83%	0.77%	0.72%	0.70%
Non-performing assets to total loans + other assets	1.26%	1.16%	1.07%	1.02%	1.00%
Allowance to non-performing loans	114.82%	113.55%	127.11%	135.57%	144.88%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

	06/30/04	03/31/04	12/31/03	9/30/03	6/30/03
Average loans and leases:
Commercial	$198,914	$188,992	$193,154	$216,557	$211,014
Commercial real estate	653,138	664,241	648,784	622,248	629,637
Government guaranteed	61,280	61,676	62,591	58,665	53,636
Aircraft	132,578	133,725	133,267	135,368	132,604
Residential real estate	448,009	453,362	439,369	443,603	469,754
Indirect installment loans	116,422	123,426	130,478	140,271	149,215
Home equity	317,320	307,116	298,712	283,578	261,613
Other consumer	36,926	38,552	41,374	46,403	51,485

Total average loans and leases	$1,964,587	$1,971,090	$1,947,729	$1,946,693	$1,958,958

Net charge-offs (recoveries):
Commercial	$425	$(17)	$57	$43	$20
Commercial real estate	712	261	101	266	—
Government guaranteed	141	255	102	48	102
Aircraft	548	—	(124)	—	7
Residential real estate	(21)	(50)	38	26	117
Indirect installment loans	384	371	716	620	935
Home equity	196	11	286	33	17
Other consumer	254	169	318	294	212

Total	$2,639	$1,000	$1,494	$1,330	$1,410

	06/30/04	03/31/04	12/31/03	9/30/03	6/30/03
Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	0.85%	-0.04%	0.12%	0.08%	0.04%
Commercial real estate	0.44%	0.16%	0.06%	0.17%	0.00%
Government guaranteed	0.92%	1.65%	0.65%	0.33%	0.76%
Aircraft	1.65%	0.00%	-0.37%	0.00%	0.02%
Residential real estate	-0.02%	-0.04%	0.03%	0.02%	0.10%
Indirect installment loans	1.32%	1.20%	2.20%	1.77%	2.51%
Home equity	0.25%	0.01%	0.38%	0.05%	0.03%
Other consumer	2.75%	1.75%	3.07%	2.53%	1.65%
Total	0.54%	0.20%	0.31%	0.27%	0.29%